                                                    Registration No.
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                         SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                   --------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

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                                   SERACARE, INC.
               (Exact name of registrant as specified in its charter)


              DELAWARE                                    95-4343492
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                    Identification No.)


                            1925 CENTURY PARK EAST, SUITE 1970
                             LOS ANGELES, CALIFORNIA 90067
                    (Address of Principal Executive Offices - Zip Code)


                          1997 INFORMAL STOCK COMPENSATION PLAN
                                (Full title of the plan)

                                    BARRY L. PLOST
                              CHAIRMAN OF THE BOARD AND
                               CHIEF EXECUTIVE OFFICER
                         1925 CENTURY PARK EAST, SUITE 1970
                           LOS ANGELES, CALIFORNIA 90067
                                  (310) 772-7777
             (Name, address and telephone number of agent for service)

                                   Copies to:

                              RONALD J. GRANT, ESQ.
                           TILLES, WEBB, KULLA & GRANT
                              A LAW CORPORATION
                        433 NORTH CAMDEN DRIVE, SUITE 1010
                         BEVERLY HILLS, CALIFORNIA 90210
                                 (310) 888-3430
                            TELECOPY: 310-888-3433

                                --------------

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

                CALCULATION OF REGISTRATION FEE

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                                      Proposed      Proposed
Title of                              Maximum       Maximum
Securities            Amount          Offering      Aggregate    Amount of
to be                 to be           Price         Offering     Registration
Registered            Registered(1)   Per Share(1)  Price(1)     Fee(1)
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Common Stock,         500,000         $2.62         $1,310,000   $396.97
$.001 par value
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(1)  In accordance with Rule 457(c), calculated on the basis of the closing price for the Common Stock, $.001 par value, as reported by the OTC Bulletin Board Service on June 11, 1997.

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                                       2
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                             PART I

      INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                            PART II

       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this Registration
Statement:

     (a) The Registrant's Annual Report, Form 10-KSB, for the fiscal year ended February 28, 1997, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act").

     (b) The Registrant's Registration Statement on Form 10-SB, filed on November 21, 1996, as amended, effective January 20, 1997.

     (c) All other reports filed by the Registrant pursuant to sections 13(a) or 15(d) of the Exchange Act since the end of the Registrant's fiscal year ended February 28, 1997.

     (d) The description of the Registrant's Common Stock, $.001 par value, contained in the Registrant's Registration Statement, Form 10-SB filed under
Section 12 of the Exchange Act on November 21, 1996, including any amendment or reports filed for the purpose of updating such description.

     (e) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of common stock offered have been sold or which de-registers all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in an other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

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ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission. The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law.
Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). The Registrant has entered into indemnification agreements (as part of employment agreements) to such effect with its officers and directors containing provisions which may be in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. Additionally, the Registrant has agreed to obtain officers and directors liability insurance for errors and omissions of such type and in such amount as is customary for similarly situated companies, if available at reasonable cost ("E&O Insurance"). At present, the Registrant does not have such E&O Insurance.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

     Exhibit
     Number                         Document
     -------        -----------------------------------------------------------
       5            Opinion of Tilles, Webb, Kulla & Grant, a Law Corporation,
                    as to the legality of the securities being registered.

      23.1          Consent of BDO Seidman, LLP, Independent Auditors.

      23.2 Consent of Tilles, Webb, Kulla & Grant, a Law Corporation (contained in Exhibit 5 hereto).

      24 Power of Attorney (included on signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
               Statement:

               (i)   To include any prospectus required by
                     section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                     Provided, however, that paragraph(a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on June 16, 1997.


                                       SERACARE, INC.

                                       By:  /s/ BARRY D. PLOST
                                          --------------------------------
                                          Barry D. Plost,
                                          Chairman and
                                          Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Barry D. Plost and Jerry L. Burdick, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her and in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                             Date
---------                -----                             ----


/s/  BARRY D. PLOST      Chairman of the Board
----------------------   Chief Executive Officer
     Barry D. Plost      (Principal Executive Officer)     June 16, 1997

/s/  JERRY L. BURDICK    Executive Vice President
----------------------   Chief Financial Officer
     Jerry L. Burdick    (Principal Financial and
                         Accounting Officer) and Director  June 16, 1997

/s/  SAM ANDERSON        Director                          June 16, 1997
----------------------
     Sam Anderson


/s/  SUSAN PRESTON       Director                          June 16, 1997
----------------------
     Susan Preston


/s/  EZZAT JALLAD        Director                          June 16, 1997
----------------------
     Ezzat Jallad


/s/  NELSON TENG         Director                          June 16, 1997
----------------------
     Nelson Teng

                                EXHIBIT INDEX

                                                                        Sequentially
Exhibit Number                    Exhibit                              Numbered Page
--------------   ---------------------------------------------------   -------------
  5              Opinion of Tilles, Webb, Kulla & Grant, a Law                     9
                 Corporation, as to the legality of the securities
                 being registered.

 23.1            Consent of BDO Seidman, LLP, Independent Auditors.               10

 23.2            Consent of Tilles, Webb, Kulla & Grant, a Law                    --
                 Corporation (contained in Exhibit 5 hereto).

 24              Power of Attorney (included on signature page of this            --
                 Registration Statement).
